UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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FSP Phoenix Tower Corp.
(Name of Registrant as Specified In Its Charter)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2012

FSP PHOENIX TOWER CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-52559	20-3965390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

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Item 7.01. Regulation FD Disclosure.

Voting Results

Pursuant to an information statement dated June 1, 2012 (the “Information Statement”) and mailed to all holders of preferred stock in FSP Phoenix Tower Corp. (the “Company”) on or about June 7, 2012, the Board of Directors of the Company requested the consent of the holders of its preferred and common stock to the sale by the Company of the thirty-four story multi-tenant office building, known as Phoenix Tower, containing approximately 629,054 rentable square feet of space located on approximately 2.1 acres of land in Houston, Texas (collectively, the “Property”) to an unaffiliated third-party buyer, for a gross sales price in the aggregate of at least $123,250,000 as further described in the Information Statement (the “Sale” of the Property). “Gross sales price” includes any and all consideration received or receivable, in whatever form, including but not limited to assumption or release of existing liabilities. The Information Statement was filed with the U.S. Securities and Exchange Commission on June 1, 2012.

The affirmative vote of the holders of a majority of the Company’s preferred stock and a majority of the Company’s common stock, each voting as a separate class, is required to approve the Sale. As of July 6, 2012, the Company had received the following votes regarding the Sale from the holders of its preferred stock:

	# of Shares of Preferred Stock[1]	% of Outstanding Preferred Stock[2]

Consent	840.47	80.04%

Withhold Consent	18	1.71%

Abstain	0	N/A

1	Voting results do not reflect the vote of any common or preferred shares of stock in the Company held by Franklin Street Properties Corp. (“FSP Corp.”). FSP Corp. is the sole stockholder of the Company’s one share of common stock and, pursuant to a voting agreement, has agreed to vote that share in favor of the Sale if the holders (including FSP Corp. and its affiliates) of a majority of the outstanding shares of preferred stock of the Company vote in favor of the Sale. FSP Corp. owns 48 shares of the Company’s preferred stock, or approximately 4.6% of the outstanding shares of the Company’s preferred stock, and pursuant to a voting agreement, has also agreed that it would vote the shares of any preferred stock held by it in a manner that approximates as closely as possible the proportions of shares which consent to and withhold consent from the approval of the Sale by the holders of preferred stock other than FSP Corp. and its affiliates, and for purposes of determining this vote, abstentions and non-votes by stockholders other than FSP Corp. shall not be considered.

2	Based on 1,050 shares of preferred stock in the Company issued and outstanding.

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Update on the Potential Sale of the Property

The Property’s sales broker, CB Richard Ellis, continues to actively market the Property to unaffiliated third-party buyers for a gross sales price in the aggregate of at least $123,250,000. Those marketing efforts remain on-going and the Company is not able to predict the result at this time. In the interim, management will continue to lease and operate the Property as usual and will keep all shareholders informed of any further updates.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding the potential Sale of the Property and any other statements about future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by the Company, changes in government regulations, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments, and the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and its most recent quarterly report filed with the SEC. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FSP PHOENIX TOWER CORP.

Date: July 9, 2012	By: /s/ George J. Carter
George J. Carter President and Chief Executive Officer

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